FORM 8-K/A1
            [As last amended in Release No. 34-30968,
                  July 30, 1992, 57 F.R. 36442]

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K/A1
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): July 5,1994


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
- - --------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


         65 Locust Avenue, New Canaan, Connecticut 06840
        (Address of principal executive offices) (zip code)

                         (203) 972-1471
       (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets


DESCRIPTION OF TRANSACTION

     On July 5, 1994 Smith Corona Corporation (the "Company") sold substantially all the assets and liabilities of SCM Office Supplies, Inc., a wholly-owned subsidiary, to Ampad Corporation (the "Sale"). The selling price of approximately $13 million was subject to the terms of the asset purchase agreement which required, among other things, approval by the Company and Ampad Corporation of the assets and liabilities on the final closing balance sheet. A copy of the asset purchase agreement is attached hereto as Exhibit 1.


PRO FORMA FINANCIAL STATEMENTS

     The following pro forma financial statements give effect for the Sale and are presented for illustrative purposes only. These pro forma financial statements are not necessarily indicative of the operating results and financial position that might have been achieved had the Sale occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

     A pro forma balance sheet is provided as of March 31, 1994, giving effect to the Sale as though it had been consummated on that date. Pro forma income statements are provided for the nine-month period ended March 31, 1994, and the year ended June 30, 1993, giving effect to the Sale as though it had occurred at the beginning of each period presented.

     The historical statement of income for the year ended June 30, 1993 is derived from the historical consolidated financial statements of Smith Corona Corporation and should be read in conjunction with the 1993 Annual Report on Form 10-K. The historical financial statements as of and for the nine months ended March 31, 1994 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of management, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                       SMITH CORONA CORPORATION
                         PRO FORMA BALANCE SHEET
                           AS OF MARCH 31, 1994
                             ($ in thousands)

                                                Pro Forma (unaudited)
                                           -------------------------------
                                           SCM Office
                                           Supplies,
                                  Actual   Inc.       Adjustments     Adjusted
                                  ------   ---------  -----------     --------
                                (unaudited)
ASSETS
Current assets:
 Cash and cash equivalents        $  4,773           -          -    $  4,773
 Accounts receivable                58,373    $ (6,246)         -      52,127
 Inventories                        67,902      (7,081)         -      60,821
 Prepaid expenses and other
   current assets                    3,466         (41)         -       3,425
 Deferred income taxes              10,450        (484)      $296 (A)  10,262
                                   -------    --------    -------    --------
 Total current assets              144,964     (13,852)       296     131,408

Property, plant and
   equipment, net                   42,200      (6,430)         -      35,770
Deferred income taxes                5,810        (493)         -       5,317
Other assets                         3,267        (212)         -       3,055
                                  --------    --------    -------    --------
   TOTAL                          $196,241    $(20,987)      $296    $175,550
                                  ========    ========    =======    ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Trade payables                  $ 34,079    $ (4,984)         -    $ 29,095
  Accrued liabilities               26,104        (905)   $ 1,545 (B)  26,744
  Income taxes payable               5,735        (997)         -       4,738
  Dividends payable                  1,513           -          -       1,513
                                   -------    --------    -------    --------
  Total current liabilities         67,431      (6,886)     1,545      62,090

Bank loans                          13,000           -    (13,000)(C)       -
Postretirement benefits             13,033         (75)         -      12,958
Pension liability                   21,089         (75)         -      21,014
Other long-term liabilities          2,623           -          -       2,623
                                   -------    --------    -------    --------
  Total liabilities                117,176      (7,036)   (11,455)     98,685
                                   -------    --------    -------    --------
Stockholders' Equity:
 Common stock-30,250,000 shares
 issued and outstanding                303           -          -         303
Additional paid-in capital          44,697           -          -      44,697
Retained earnings                   34,065     (13,951)    11,751      31,865
                                  --------    --------    -------    --------
  Total stockholders' equity        79,065     (13,951)   $11,751      76,865
                                  --------    --------    -------    --------
  TOTAL                           $196,241    $(20,987)      $296    $175,550
                                  ========    ========    =======    ========
See accompanying notes to pro forma financial statements.

                        SMITH CORONA CORPORATION
                        PRO FORMA INCOME STATEMENT
                 FOR THE NINE MONTHS ENDED MARCH 31, 1994
                ($ in thousands, except per share amounts)

                                                Pro Forma (unaudited)
                                           -------------------------------
                                           SCM Office
                                           Supplies,
                                  Actual   Inc.      Adjustments  Adjusted
                                  ------   ------    -----------  --------
                                (unaudited)
Net sales                        $268,617   $(51,609)        -    $217,008
Cost of goods sold                213,183    (45,955)        -     167,228
                                  -------   --------    ------    --------
  Gross margin                     55,434     (5,654)        -      49,780
Selling, administrative
  and research expenses            44,394     (3,705)        -      40,689
                                  -------   --------    ------    --------

Operating income                   11,040     (1,949)        -       9,091
Interest expense                      497          -    $ (360)(D)     137
                                  -------   --------    ------    --------

Income from continuing
  operations before income
  taxes                            10,543     (1,949)      360       8,954
Income taxes                        3,585       (663)      122 (E)   3,044
                                  -------   --------    ------    --------
Income from continuing
  operations                      $ 6,958   $ (1,286)   $  238    $  5,910
                                  =======   ========    ======    ========

Earnings per share-
Income from continuing
  operations                         $.23      $(.04)     $.01        $.20
                                     ====      =====      ====        ====

See accompanying notes to pro forma financial statements.

                        SMITH CORONA CORPORATION
                        PRO FORMA INCOME STATEMENT
                     FOR THE YEAR ENDED JUNE 30, 1993
                 ($ in thousands, except per share amounts)

                                                   Pro Forma (unaudited)
                                             ---------------------------------
                                             SCM Office
                                             Supplies,
                                   Actual    Inc.      Adjustments  Adjusted
                                   ------    --------  -----------  --------
                                 (audited)
Net sales                         $309,068   $(59,791)        -     $249,277
Cost of goods sold                 239,477    (55,203)        -      184,274
                                   -------   --------   -------     --------
  Gross margin                      69,591     (4,588)        -       65,003
Selling, administrative
  and research expenses             66,560     (5,704)        -       60,856
Restructuring costs                 16,500          -         -       16,500
                                   -------   --------   -------     --------

Operating loss                     (13,469)     1,116         -      (12,353)
Interest expense (income)              427          -   $  (539)(D)     (112)
                                   -------   --------   -------     --------

Loss from continuing
  operations before income
  taxes                            (13,896)     1,116       539      (12,241)
Income taxes (benefit)              (4,864)       397       183 (E)   (4,284)
                                   -------   --------   -------     --------
Loss from continuing
  operations                       $(9,032)  $    719   $   356     $ (7,957)
                                   =======   ========   =======     ========

Earnings per share-
Loss from continuing
  operations                         $(.30)      $.03      $.01        $(.26)
                                     =====       ====      ====        =====

See accompanying notes to pro forma financial statements.

                         SMITH CORONA CORPORATION
             NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note 1. BASIS OF PRESENTATION

     The pro forma financial statements are presented for illustrative purposes only, giving effect for the sale of substantially all the assets and liabilities of SCM Office Supplies, Inc. (the "Sale"). The pro forma income statements, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes. Accordingly, the loss on the Sale of approximately $2.5 million ($2.2 million net of tax) is not reflected in the pro forma income statements.

     The pro forma balance sheet as of March 31, 1994 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date.

Note 2. PRO FORMA ADJUSTMENTS

     Pro forma adjustments include amounts as follows ($ in thousands):

                         Pro Forma Balance Sheet

(A) Tax benefit associated with the ordinary loss portion of the sale using the historical effective tax rate. The tax benefit associated with the capital loss portion of the sale has been fully offset by a valuation allowance.

(B) Accrual of transaction-related costs for employees' termination pay ($590), professional fees ($805) and other costs ($150).

(C)  Paydown of bank loans from proceeds of the Sale.

                       Pro Forma Income Statements

(D) Reduction in interest expense as a result of paydown of bank loans from proceeds of the Sale.

(E) Tax expense associated with the reduction in interest expense using the historical effective tax rate.


Note 3. EARNINGS PER SHARE

     Historical and pro forma earnings per share have been calculated based upon 30,250,000 shares of common stock outstanding.
                       SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: November 30, 1994         SMITH CORONA CORPORATION



                                By: \s\ John A. Piontkowski
                                    --------------------------
                                    John A. Piontkowski
                                    Vice President & Controller
                                    (Principal Accounting
                                       Officer)

                     INDEX TO EXHIBITS




Exhibit No.                            Description
- - -----------                            -----------

     2                     Asset Purchase Agreement by and
                           among Ampad Corporation (the
                           "Purchaser"), SCM Office Supplies,
                           Inc. (the "Seller") and Smith Corona
                           Corporation (the "Stockholder").